Exhibit 10.9

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Forbearance Agreement”) is entered into as of November 13, 2023 (“Effective Date”) by and among VARIATION BIOTECHNOLOGIES INC., a Canadian federal corporation (“Borrower Representative”), VBI VACCINES INC., a British Columbia corporation (“Parent”, and together with Borrower Representative, and any other Person from time to time party to the Agreement (as defined below) as a borrower, collectively, “Borrowers”, and each, a “Borrower”), each of the parties set forth on the signature page hereto as guarantors (together with any other Person from time to time party to the Agreement as a guarantor, collectively, “Guarantors” and each, a “Guarantor”), the lenders party hereto (together with any other lender from time to time under the Agreement, collectively, “Lenders”, and each, a “Lender”) constituting Required Lenders (as defined in the Agreement (as defined below)), and K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

RECITALS

A. Reference is made to (i) that certain Loan and Guaranty Agreement, dated as of May 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Borrowers, Guarantors, Lenders, Administrative Agent and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”).

B. Certain Events of Default, as described on Schedule 1 attached hereto, have occurred (the “Specified Defaults”).

C. Borrowers have requested a forbearance with respect to the Specified Defaults and the undersigned Lenders, constituting Required Lenders, have agreed, to so forbear subject to the terms and conditions in this Forbearance Agreement.

AGREEMENT

1. Forbearance. Borrowers hereby acknowledge that the Specified Defaults have occurred. Administrative Agent and Lenders, although under no obligation to do so, hereby agree to forbear from exercising (or causing to be exercised) Secured Parties’ rights and remedies under the Loan Documents or applicable law with respect to the Specified Defaults, from the date hereof through and including the Forbearance Expiration Date (as defined on Schedule 2 hereto, and such period, the “Forbearance Period”) subject to compliance by Loan Parties with the terms and conditions specified on Schedule 2 hereto of this Forbearance Agreement and the other Loan Documents. The Forbearance Period shall immediately terminate if an Event of Default other than the Specified Defaults occurs, including any Event of Default caused by a breach of the terms of this Forbearance Agreement.

2. Representations. To induce Administrative Agent and Required Lenders to enter into this Forbearance Agreement, each Loan Party hereby represent and warrant as follows:

2.1 The representations and warranties contained in the Agreement and in other Loan Documents are true and correct in all material respects as of the date of this Forbearance Agreement (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date).

2.2 Other than the Specified Defaults, no Event of Default has occurred and is continuing.

2.3 Each Loan Party has the power and authority to execute and deliver this Forbearance Agreement and to perform its obligations under the Agreement and other Loan Documents to which it is a party.

2.4 The execution and delivery by each Loan Party of this Forbearance Agreement and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, (a) have been duly authorized by all necessary action on the part of such Loan Party, and (b) do not and will not contravene (i) any material Requirement of Law, (ii) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (iii) any order, judgment or decree of any Governmental Authority binding on such Loan Party, or (iv) the Operating Documents operating of such Loan Party.

2.5 The execution and delivery by each Loan Party of this Forbearance Agreement and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, except as already has been obtained or made.

2.6 This Forbearance Agreement has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

3. Conditions. As a condition to the effectiveness of this Forbearance Agreement, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent in its sole discretion, the following:

3.1 this Forbearance Agreement, duly executed by the Loan Parties; and

3.2 payment of all fees and Lender Expenses due on the Effective Date in accordance with the Agreement, as amended.

4. Affirmations.

4.1 Each Loan Party hereby reaffirms and ratifies and confirms in all respects, the Agreement and each other Loan Document to which it is a party and agrees and acknowledges that the Agreement and each other Loan Document to which it is a party, remains in full force and effect.

4.2 Each of the Loan Parties agrees and acknowledges that the security interest as granted pursuant to the Pledge and Security Agreement, the Canadian Security Documents or the Israeli Security Documents, as applicable, continues to secure the Obligations from the Closing Date without novation, and this Forbearance Agreement is not intended to be, and shall not constitute, a novation.

4.3 The Guarantors agree and acknowledge the terms of this Forbearance Agreement and confirm that the guaranty pursuant to Section 13 of the Agreement remains in full force and effect as of the date hereof with respect to the Obligations.

5. General release

5.1 For good and valuable consideration, each Loan Party hereby forever relieves, releases, and discharges Administrative Agent, Collateral Trustee and each Lender (collectively, “Secured Parties”) and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them (in each case, in his, her or its capacity as such with respect to such Secured Party), from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Forbearance Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2 By entering into this release, each Loan Party recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of such Loan Party hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if such Loan Party should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, such Loan Party shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Loan Party acknowledges that it is not relying upon and has not relied upon any representation or statement made by any Secured Party with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

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5.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Loan Party acknowledges that the release contained herein constitutes a material inducement to Secured Parties to enter into this Forbearance Agreement, and that Secured Parties would not have done so but for Secured Parties’ expectation that such release is valid and enforceable in all events.

5.4 Each Loan Party hereby represents and warrants to Secured Parties, and each Secured Party is relying thereon, as follows:

5.4.1 Except as expressly stated in this Forbearance Agreement, neither any Secured Party nor any agent, employee or representative of Secured Parties has made any statement or representation to such Loan Party regarding any fact relied upon by Loan Party in entering into this Forbearance Agreement.

5.4.2 Such Loan Party has made such investigation of the facts pertaining to this Forbearance Agreement and all of the matters appertaining thereto, as it deems necessary.

5.4.3 The terms of this Forbearance Agreement are contractual and not a mere recital.

5.4.4 This Forbearance Agreement has been carefully read by such Loan Party, the contents hereof are known and understood by such Loan Party, and this Forbearance Agreement is signed freely, and without duress, by such Loan Party.

5.4.5 Such Loan Party is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Each Loan Party shall indemnify Secured Parties, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6. Governing Law. Sections 11 and 12 of the Agreement is incorporated herein, provided that references to the “Agreement” shall be understood to refer to this Forbearance Agreement.

7. General Provisions

7.1 Unless otherwise defined, all initially capitalized terms in this Forbearance Agreement shall be as defined in the Agreement. The Agreement and this Forbearance Agreement shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Forbearance Agreement shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Secured Parties under the Agreement, as in effect prior to the date hereof. Each Loan Party ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement. No course of dealing on the part of Secured Parties or its officers, nor any failure or delay in the exercise of any right by Secured Parties, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Secured Parties’ failure at any time to require strict performance by Loan Party s of any provision shall not affect any right of Secured Parties thereafter to demand strict compliance and performance. Each Loan Party hereby acknowledges that the Obligations due and owing to Secured Parties are without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind. All security interests granted to Collateral Trustee by a Loan Party under any Loan Document are hereby reaffirmed by such Loan Party. Except as expressly set forth herein, the terms of the Loan Documents remain in effect.

7.2 This Forbearance Agreement and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Forbearance Agreement and the Loan Documents merge into this Forbearance Agreement and the Loan Documents.

7.3 This Forbearance Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.4 This Forbearance Agreement shall constitute a Loan Document. Accordingly, the provisions of Section 11 of the Agreement shall likewise apply to this Forbearance Agreement.

7.5 Each of Schedule 1 (Specified Defaults) and Schedule 2 (Forbearance Terms) may be modified with the approval of the Required Lenders and Administrative Agent in their sole and absolute discretion, and agreed to by the Loan Parties, by attaching hereto a modified Schedule 1 or Schedule 2, as applicable, duly executed by each of the parties hereto, which modified schedules shall indicate the effective date of such modification. Any such modification shall be effective from the effective date indicated in such modified schedule, and any such modification in any instance, shall not establish any course of dealing or obligate Lenders or Administrative Agent to agree to any future modification thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be executed as of the date set forth above.

BORROWERS:

VARIATION BIOTECHNOLOGIES INC., a Canadian federal corporation

By	/s/ Jeffrey Baxter
Name:	Jeffrey Baxter
Title:	Chief Executive Officer

VBI VACCINES INC., a British Columbia corporation

By	/s/ Jeffrey Baxter
Name:	Jeffrey Baxter
Title:	Chief Executive Officer

GUARANTORS:

SCIVAC LTD., an Israeli corporation

By	/s/ Jeffrey Baxter
Name:	Jeffrey Baxter
Title:	Chief Executive Officer

VBI VACCINES (DELAWARE) INC., a Delaware corporation

By	/s/ Jeffrey Baxter
Name:	Jeffrey Baxter
Title:	Chief Executive Officer

VARIATION BIOTECHNOLOGIES (US), INC., a
Delaware corporation

By	/s/ Jeffrey Baxter
Name:	Jeffrey Baxter
Title:	Chief Executive Officer

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By:	/s/ Anup Arora
Name:	Anup Arora
Title:	Chief Investment Officer

LENDER:

K2 HEALTHVENTURES LLC

By:	/s/ Anup Arora
Name:	Anup Arora
Title:	Chief Investment Officer

SCHEDULE 1 SPECIFIED DEFAULTS

1. Failure to achieve Revenue for the measurement period ended September 30, 2023 in the amount required pursuant to Section 6.10.

SCHEDULE 2 FORBEARANCE TERMS

Forbearance Expiration Date: November 28, 2023

Forbearance Conditions:

1. Forbearance Period Termination. The Borrower shall provide immediate written notice to the Administrative Agent of any event or condition that would result in a termination of the Forbearance Period.

2. Update Calls. Loan Parties shall make management available to participate in conference call with Administrative Agent from time to time upon request by Administrative Agent, to participate in discussions on such matters concerning the Loan Parties (including as to financial data, reports, and projections), as Administrative Agent may reasonably request.

3. 13-Week Cash Flow Budget. Borrower Representative shall deliver to Administrative Agent not later than 5:00 p.m., Eastern Time, on each Wednesday (the “Delivery Date”) following the Effective Date:

(a) cash flow forecast and sources and uses budget for the 13-week period commencing at such time and in the form agreed to by the Loan Parties and the Administrative Agent prior to the Delivery Date (the “13- Week Cash Flow Budget”), which shall be prepared in consultation with and reviewed by Advisor; and

(b) an accounts payable aging report, in form satisfactory to Administrative Agent.

Notwithstanding anything to the contrary herein, the parties understand and agree that the initial 13-Week Cash Flow Budget due the day after the Effective Date shall be subject to updates for certain expected expenditures not yet incorporated as discussed among the parties prior to the Effective Date, provided that Borrower Representative shall endeavor to provide information regarding such updates as promptly as practicable and Administrative Agent shall not unreasonably withhold approval to such updates.

4. Budget Variance Report. Not later than 5:00 p.m., Eastern Time, on every Wednesday, Borrower Representative shall deliver to Administrative Agent a report, in form and substance reasonably satisfactory to Administrative Agent, for the immediately preceding four-week period (or such shorter period commencing on the first week following the Effective Date covered by a 13-Week Cash Flow Budget delivered in accordance with the above), which shall be prepared in consultation with and reviewed by Advisor that (i) sets forth the variances for the Loan Parties (as a percentage and as a dollar amount) between the actual cash uses and the corresponding projected amounts reflected in the 13-Week Cash Flow Budget then in effect for the corresponding period.

5. Other Information Requested. Borrower Representative shall deliver any other financial or other information with respect to the business of the Loan Parties or other matters upon request by Administrative Agent no later than the Business Day following receipt of such request.

6. Adherence with 13-Week Cash Flow Budget. Loan Parties shall not permit total cash uses for any two week period to exceed the amount set forth in the 13-Week Cash Flow Budget for such two week period, as applicable by more than 10% without prior written approval by Administrative Agent, provided that for purposes of the foregoing, Lender Expenses and any legal expenses of the Loan Parties incurred in connection with the Loan Documents or other fees and expenses as approved by Administrative Agent as of the Effective Date or from time to time thereafter may be disregarded.